
               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
          For the Three Years Ended December 31, 1997, 1996 and 1995

                                  Exhibit 11

                           Basic Earnings per Share


                                            1997            1996            1995
                                        ------------    ------------    ------------
Weighted average number of
  common shares outstanding               11,471,217      11,422,995      11,316,073

Shares issuable pursuant to
  stock bonus plan                             3,375           1,950             600
                                        ------------    ------------    ------------
Number of shares for computation
  of basic net income per share           11,474,592      11,424,945      11,316,673
                                        ============    ============    ============

Net income for computation of
 basic net income per share             $ 25,985,779    $ 19,720,638    $ 14,121,885
                                        ============    ============    ============

Basic net income per share              $       2.26    $       1.73    $       1.25
                                        ============    ============    ============



               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
          For the Three Years Ended December 31, 1997, 1996 and 1995

                            Exhibit 11 (continued)

                          Diluted Earnings per Share

                                            1997            1996            1995
                                        ------------    ------------    ------------
Weighted average number of
  common shares outstanding               11,471,217      11,422,995      11,316,073

Shares issuable pursuant to
  employee stock option plans,
  less shares assumed repurchased
  at the average fair value
  during the period                          486,337         326,604         142,822

Shares issuable pursuant to the
  independent director stock
  option plan, less shares assumed
  repurchased at the average fair
  value during the period                      5,021           3,635           1,072

Shares issuable pursuant to
  stock bonus plan                             3,375           1,950             600
                                        ------------    ------------    ------------
Number of shares for computation
  of diluted net income per share         11,965,950       11,755,184      1,460,567
                                        ============    ============    ============
Net income for computation of
  diluted net income per share          $ 25,985,779    $ 19,720,638    $ 14,121,885
                                        ============    ============    ============
Diluted net income per share            $       2.17    $       1.68    $       1.23
                                        ============    ============    ============
